Exhibit 99

FINAL – For Release After Market

ValueVision Media Reports Q4 and Fiscal 2013 Results

MINNEAPOLIS – March 5, 2014 – ValueVision Media, Inc. (NASDAQ: VVTV), a multichannel electronic retailer operating as ShopHQ (www.shophq.com), today announced operating results for its fiscal 2013 fourth quarter (Q4’13) and year ended February 1, 2014 (FY’13). ValueVision will host an investor conference call/webcast today at 4:30 pm ET, details below.

ValueVision follows a 4-5-4 retail calendar. Last year’s Q4 and FY’12 periods included an extra week, or 14 and 53 weeks, respectively. To facilitate more meaningful comparisons, the table below presents pro forma results for Q4’12 and FY’12 adjusted to reflect equivalent 13- and 52-week reporting periods.

The Company believes that the pro forma Q4’12 and FY’12 results are a more appropriate basis for analysis and comparison to current year results. Therefore, the Company's subsequent commentary will reference the 2012 pro forma results presented in the below table.

SUMMARY RESULTS AND KEY OPERATING METRICS
($ Millions, except average price points)

	Actual	Pro Forma *	Pro Forma	Actual	Actual	Pro Forma *	Pro Forma	Actual
	Q4 '13	Q4 '12	Change	Q4 '12	FY '13	FY '12	Change	FY '12
	2/1/2014			2/2/2013	2/1/2014			2/2/2013
	13 Weeks	13 Weeks	13 Weeks	14 Weeks	52 Weeks	52 Weeks	52 Weeks	53 Weeks

Net Sales	$193	$165	17%	$177	$640	$574	12%	$587
Gross Profit	$62	$55	14%	$59	$230	$208	10%	$212
Gross Profit %	32.1%	33.2%	-110bps	33.2%	35.9%	36.3%	-40bps	36.2%
Adjusted EBITDA	$5	$4	23%	$4	$18	$4	329%	$4

Adjusted Net Income/(Loss)	$0	$(0)	$1	$(0)	$(0)	$(16)	$16	$(16)
Less:
FCC License Impairment	-	(11)	$11	$(11)	$-	$(11)	$11	$(11)
Debt Extinguishment	-	-	$-	$-	$-	$(1)	$1	$(1)
Activist Shareholder Response Costs	(2)	-	$(2)	$-	$(2)	$-	$(2)	$-
Net Income/(Loss)	(2)	(11)	$10	$(11)	$(3)	$(28)	$25	$(28)

Net Income/(Loss) per Share	$(0.03)	$(0.23)	$0.20	$(0.23)	$(0.05)	$(0.56)	$0.51	$(0.57)

Adjusted Net Income/(Loss) per Share	$0.00	$(0.01)	$0.01	$(0.01)	$(0.01)	$(0.33)	$0.32	$(0.33)

Homes (Average 000s)	86,669	83,900	3%	83,914	86,120	82,757	4%	82,761
Net Shipped Units (000s)	2,363	1,637	44%	1,763	7,152	5,494	30%	5,620
Average Price Point	$74	$92	-20%	$92	$81	$96	-16%	$96
Return Rate %	21.5%	22.1%	-60bps	22.1%	22.3%	22.1%	+20bps	22.1%
Internet Net Sales %	47.0%	46.3%	+70bps	46.3%	46.4%	45.7%	+70bps	45.7%
Total Customers - 12 Month Rolling	N/A	N/A	N/A	N/A	1,357,328	1,131,989	20%	1,147,508

*Q4'12 pro forma results were calculated by dividing actual Q4'12 results by 14 and by multiplying the quotients by 13. The 52-week pro formas were calculated by adding the Q4 13-week pro formas to the previously reported fiscal year-to-date Q3’12 results of operations.

ValueVision’s Q4’13 net sales rose 17% to $193 million from $165 million in Q4’12. Sales were driven by strong performance in the categories of Home & Consumer Electronics, Fashion & Accessories, and Beauty, Health & Fitness. Gross Profit increased 14% in Q4’13, and as a percent of sales, was 32.1% compared to 33.2% in Q4’12.

Adjusted EBITDA improved to $5 million in Q4’13 versus $4 million in Q4’12. Adjusted net income for Q4’13 was $0.3 million, or breakeven per share, compared to an adjusted net loss of $0.3 million, or ($0.01) per share, in Q4’12.

Net shipped units increased by 44% in Q4’13 to a record 2.4 million from 1.6 million in the same quarter last year, reflecting a broader merchandise mix and a 20% decline in the average price point to $74 from $92.

Total customers purchasing over the last 12 months rose 20% to a record 1.4 million from 1.1 million in the prior year. The growth in customers reflects a broader merchandise mix at lower price points. In addition, the size of the total customer base who purchased during the three months of Q4’13 increased 30% versus last year’s same period.

For the full year 2013, net sales grew 12% to $640 million from $574 million in 2012. Adjusted EBITDA was $18 million for the full year 2013 versus $4 million last year. Adjusted net loss for the year was $0.4 million, or ($0.01) per share, compared to an adjusted net loss of $16 million, or ($0.33) per share, in FY’12.

ValueVision CEO, Keith Stewart, said, “Our Q4’13 performance marked our 7th consecutive quarter of sales growth and positive Adjusted EBITDA. Our continued diversification of product mix resulted in strong sales growth across a much broader customer base. We expanded our product assortment, improved our channel positions and continued to focus on the customer experience. These efforts drove record new customer counts in the quarter. With our rebranding to ShopHQ complete and more customers shopping with us than ever before, we believe we are well positioned for fiscal 2014.”

ValueVision EVP & CFO William McGrath, stated, “Our balance sheet position is strong. We ended the year with $31 million in cash and restricted cash, an increase of $3 million from the start of fiscal year 2013. During the fourth quarter, we also expanded the size of our total credit facility with PNC Bank from $50 million to $75 million. The additional liquidity better positions us to support future growth as we evaluate options to increase our warehouse distribution capacity in 2014.”

Conference Call / Webcast Today, Wednesday, March 5 at 4:30 pm ET:

WEBCAST/WEB REPLAY: http://www.media-server.com/m/p/wdb36svn

TELEPHONE: 877-703-6104

PASSCODE: 71945286

Adjusted EBITDA and Adjusted Net Income/(Loss)

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding debt extinguishment; non-operating gains (losses); non-cash impairment charges and write-downs; activist shareholder response costs; and non-cash share-based compensation expense. The Company defines Adjusted Net Income/(Loss) as net income/(loss) excluding non-cash impairment charges and write-downs; debt extinguishment; and activist shareholder response costs. The Company has included the term “Adjusted EBITDA” in our EBITDA reconciliation in order to adequately assess the operating performance of our television and Internet businesses and in order to maintain comparability to our analyst's coverage and financial guidance, when given. Management believes that the terms Adjusted EBITDA and Adjusted Net Income/(Loss) allow investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA and Adjusted Net Income/(Loss) should not be construed as alternatives to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles and should not be construed as measures of liquidity. Adjusted EBITDA and Adjusted Net Income/(Loss) may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of each of Adjusted EBITDA and Adjusted Net Income/(Loss) to net income (loss), their most directly comparable GAAP financial measure, in this release.

About ValueVision Media/ShopHQ (www.shophq.com/ir)

ValueVision Media, Inc. operates as ShopHQ, a multichannel retailer that enables customers to shop and interact via TV, phone, Internet and mobile in the merchandise categories of Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. The ShopHQ television network reaches over 86 million cable and satellite homes and is also available nationwide via live streaming at www.shophq.com. Please visit www.shophq.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with any such meetings of shareholders. Information concerning these directors and executive officers in connection with the matters to be voted on at any such meeting that may be held will be included in the proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with any such meeting. In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Any proxy statement, any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY ANY SUCH PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

(tables follow)

VALUEVISION MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)
	February 1,	February 2,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,177	$26,477
Restricted cash and investments	2,100	2,100
Accounts receivable, net	107,386	98,360
Inventories	51,162	37,155
Prepaid expenses and other	6,032	6,620
Total current assets	195,857	170,712
Property and equipment, net	24,952	24,665
FCC broadcasting license	12,000	12,000
NBC trademark license agreement, net	-	3,997
Other assets	896	725
	$233,705	$212,099

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$77,296	$65,719
Accrued liabilities	38,535	30,596
Deferred revenue	85	85
Total current liabilities	115,916	96,400

Capital lease liability	88	-
Deferred revenue	335	420
Deferred tax liability	1,158	-
Long term credit facility	38,000	38,000
Total liabilities	155,497	134,820

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value, 100,000,000 shares authorized;
49,844,253 and 49,139,361 shares issued and outstanding	498	491

Warrants to purchase 6,000,000 shares of common stock	533	533

Additional paid-in capital	410,681	407,244

Accumulated deficit	(333,504)	(330,989)
Total shareholders' equity	78,208	77,279
	$233,705	$212,099

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)
(Unaudited)

	For the Three Month Periods Ended		For the Twelve Month Periods Ended
	February 1,	February 2,	February 1,	February 2,
	2014	2013	2014	2013

Net sales	$193,253	$177,500	$640,489	$586,820
Cost of sales	131,154	118,630	410,465	374,448
Gross profit	62,099	58,870	230,024	212,372
Margin %	32.1%	33.2%	35.9%	36.2%
Operating expense:
Distribution and selling	52,218	50,729	191,695	193,037
General and administrative	7,777	4,851	25,932	18,297
Depreciation and amortization	2,978	3,198	12,320	13,224
FCC license impairment	-	11,111	-	11,111
Total operating expense	62,973	69,889	229,947	235,669
Operating income (loss)	(874)	(11,019)	77	(23,297)

Other expense:
Interest income	1	-	18	11
Interest expense	(356)	(399)	(1,437)	(3,970)
Gain on sale of assets	-	-	-	100
Loss on debt extinguishment	-	-	-	(500)
Total other expense	(355)	(399)	(1,419)	(4,359)

Loss before income taxes	(1,229)	(11,418)	(1,342)	(27,656)

Income tax provision	(293)	-	(1,173)	(20)

Net loss	$(1,522)	$(11,418)	$(2,515)	$(27,676)

Net loss per common share	$(0.03)	$(0.23)	$(0.05)	$(0.57)

Net loss per common share
---assuming dilution	$(0.03)	$(0.23)	$(0.05)	$(0.57)

Weighted average number of
common shares outstanding:
Basic	49,781,629	49,076,122	49,504,892	48,874,842
Diluted	49,781,629	49,076,122	49,504,892	48,874,842

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES

Reconciliation of Adjusted EBITDA to Net Loss:

	For the Three Month Periods Ended		For the Twelve Month Periods Ended
	February 1,	February 2,	February 1,	February 2,
	2014	2013	2014	2013

Adjusted EBITDA (000's)	$4,842	$4,194	$18,012	$4,494
Less:
Activist shareholder response costs	(1,789)	-	(2,133)	-
FCC license impairment	-	(11,111)	-	(11,111)
Debt extinguishment	-	-	-	(500)
Gain on sale of assets	-	-	-	100
Non-cash share-based compensation	(849)	(854)	(3,217)	(3,257)
EBITDA (as defined) (a)	2,204	(7,771)	12,662	(10,274)

A reconciliation of EBITDA to net loss is as follows:

EBITDA (as defined) (a)	2,204	(7,771)	12,662	(10,274)
Adjustments:
Depreciation and amortization	(3,078)	(3,248)	(12,585)	(13,423)
Interest income	1	-	18	11
Interest expense	(356)	(399)	(1,437)	(3,970)
Income taxes	(293)	-	(1,173)	(20)
Net loss	$(1,522)	$(11,418)	$(2,515)	$(27,676)

(a)   EBITDA as defined for this statistical presentation represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes.  The Company defines Adjusted EBITDA as EBITDA excluding debt extinguishment, non-operating gains (losses); non-cash impairment charges and writedowns, activist shareholder response costs and non-cash share-based compensation expense.

       Management has included the term Adjusted EBITDA in its EBITDA reconciliation in order to adequately assess the operating performance of the Company's television and internet businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given.  Management believes that Adjusted EBITDA allows investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar companies.  In addition, management uses Adjusted EBITDA as a metric measure to evaluate operating performance under its management and executive incentive compensation programs.  Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity.  Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies.

# # #

Contacts

Media:	Investors:
Dawn Zaremba	David Collins, Eric Lentini
ShopHQ	Catalyst Global LLC
dzaremba@shophq.com	vvtv@catalyst-ir.com
(952) 943-6043 O	(212) 924-9800 O | (917) 734-0339 M